Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated November 19, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Johnson Controls Inc.’s Annual Report on Form 10-K for the year ended September 30, 2012.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 8, 2013